UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland       20814
(Address of principal executive offices)                  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The adjourned 2011 Annual Meeting of Shareholders of India Globalization Capital, Inc. (the “Company”) held on August 25, 2011, reconvened and was held on September 26, 2011 and then again on October 12, 2011.  The only matter submitted to the shareholders at the reconvened meetings and the voting results thereof were as follows:

Proposal 3 - Approval of the Issuance of Additional Shares to the Steven M. Oliveira 1998 Charitable Remainder

The shareholders of the Company reconvened on September 26, 2011 and the again on October 12, 2011, to approve the issuance of up to 5,000,000 shares of the Company’s common stock (the “Stock Issuance”), pursuant to a Note and Share Purchase Agreement entered into by the Company on March 24, 2011, to the Steven M. Oliveira 1998 Charitable Remainder Unitrust.

As of the Annual Meeting on August 25, 2011, the voting results were:

Votes for	6,617,817
Votes against	615,961

The foregoing amounted to approximately 31.57% of the total number of outstanding shares having been cast in favor of the Stock Issuance.

The voting results as of the date of the reconvening of the shareholders on September 26, 2011 were:

Votes for	6,649,704
Votes against	615,961

The foregoing amounted to approximately 31.73% of the total number of outstanding shares had been cast in favor of the Stock Issuance.

The voting results as of the date of the reconvening of the shareholders on October 12, 2011 were:

Votes for	9,977,166
Votes against	645,135

The foregoing amounted to approximately 47.6% of the total number of outstanding shares having been cast in favor of the Stock Issuance, with a substantial number of broker non-votes and other shares not represented in the voting.

Having insufficient votes to approve the Stock Issuance, the Company proposed and the stockholders present unanimously approved to adjourn and reconvene the meeting on Monday October 28, 2011 at 10 AM, to allow additional time to solicit proxies from shareholders who had not voted on the Stock Issuance under Proposal 3.

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: October 12, 2011	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President